UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2024

Kaltura Inc
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40644	20-8128326
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 Broadway 3rd Floor New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 290-5445

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	KLTR	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	N.A	(1)

(1) Attached to the common stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On January 14, 2024, Yaron Garmazi, Chief Financial Officer of Kaltura, Inc. (the “Company”), notified the Company of his intention to resign from this position, effective February 29, 2024. On January 15, 2024, the Board of Directors (the “Board”) of the Company appointed John Doherty as Chief Financial Officer of the Company, effective March 1, 2024 (the “Appointment Date”). In connection with his appointment, Mr. Doherty has been designated as the Company’s principal financial officer and principal accounting officer, in each case effective as of the Appointment Date.

Mr. Doherty, age 59, most recently served as Chief Financial Officer and Chief Operating Officer for Magic Leap, Inc. Prior to joining Magic Leap in 2020, Mr. Doherty served as Chief Financial Officer of InterXion Holding N.V., a data center services provider, from 2018 to 2020. In addition, Mr. Doherty held a variety of financial roles at Verizon Communications Inc., most recently serving as Senior Vice President of Corporate Development and President and Chief Investment Officer of Verizon Ventures from 2013 to 2018. Mr. Doherty holds a degree in economics from Stonybrook University and has attended the MBA program at Baruch College as well as Wharton’s Executive Education program.

Doherty Offer Letter

In connection with his appointment, the Company and Mr. Doherty entered into an offer letter, dated January 15, 2024 (the “Offer Letter”), pursuant to which Mr. Doherty will commence employment with the Company on February 1, 2024 (“Effective Date”) and will assume the role of Chief Financial Officer on the Appointment Date.

The Offer Letter provides for an annual base salary of $470,000, which is subject to increase from time to time as approved by the Board or such other party whose approval is required in accordance with the Company bylaws.

For 2024, Mr. Doherty will be eligible to receive a pro-rata portion based on his employment start date of (i) restricted stock units with a value of $470,000 under the Company’s 2021 Incentive Award Plan (the “2021 Plan”), which will vest in full based upon achievement of 100% of certain performance targets set forth in the 2024 Executive Compensation Plan, and be eligible to earn an additional annual “stretch” bonus of up to $176,250, which will be paid in cash upon achievement of such performance targets above 100% attainment, all, subject to and in accordance with the satisfaction of the aforementioned performance targets (together, the “MBO Bonus”).

In addition, Mr. Doherty will be eligible to receive a sign-on grant of restricted stock units with an aggregate value of $2,060,000 (the “Sign-On RSUs”), which will vest one-third (1/3) on the first anniversary of the Effective Date, and then in equal quarterly installments for two-years thereafter, such that the Sign-On RSUs will be vested in full on the third anniversary of the Effective Date, subject to Mr. Doherty’s continued employment through each applicable vesting date.

If Mr. Doherty’s employment is terminated without “cause” or due to a resignation for “good reason” (each as defined in the Offer Letter), then Mr. Doherty will be entitled to receive (i) a cash payment equal to six months of Mr. Doherty’s base salary, payable in three subsequent bi-monthly installments, (ii) a prorated MBO Bonus based on actual performance, and (iii) COBRA premium subsidization for six months following the date of termination.

In connection with his appointment, Mr. Doherty is also expected to enter into the Company’s standard form of indemnification agreement for directors and officers.

Garmazi Agreement

The Company entered into a letter agreement, dated January 14, 2024, with Mr. Garmazi (the “Garmazi Agreement”), pursuant to which Mr. Garmazi will continue to serve as the Company’s Chief Financial Officer and principal accounting officer until February 29, 2024, and then, from March 1, 2024 to July 10, 2024, will serve as special assistant to the Chief Executive Officer and the Chief Financial Officer. Pursuant to the Garmazi Agreement, Mr. Garmazi will continue to be eligible to receive his base salary, renumeration and benefits in accordance with his employment agreement until July 10, 2024, except that Mr. Garmazi will not be entitled to any annual cash bonus under the 2024 Executive Compensation Plan set forth in his employment agreement. Instead, pursuant to the Garmazi Agreement, Mr. Garmazi will be eligible to receive his annual bonus for the first quarter of 2024 only in the form of restricted stock units with a value of NIS 216,686 under the 2021 Plan which value is based upon expected achievement of 85% of certain performance targets for the first quarter of 2024, as mutually agreed upon by the Company and Mr. Garmazi. Such restricted stock units will vest in full on June 30, 2024. Mr. Garmazi will not be entitled to an increased or “stretch” annual bonus based on actual achievement of such performance targets.

The foregoing summary of the terms of the Offer Letter and the Garmazi Agreement is not complete and is qualified in its entirety by reference to the complete text of the Offer Letter and the Garmazi Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

President Transition

On January 14, 2024, Dr. Michal Tsur has retired from her service as President and Chief Marketing Officer of the Company.  Following her retirement, Dr. Michal Tsur will continue to serve the Company in a limited capacity with no additional compensation.  On January 15, 2024, the Board appointed Ron Yekutiel, the Company’s Chairman and Chief Executive Officer, as the Company’s president, effective immediately.

Biographical information for Mr. Yekutiel, age 50, was included on page 9 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2023, and is incorporated by reference herein. The material terms of Mr. Yekutiel’s employment with the Company will remain unchanged in connection with the appointment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter for John Doherty, dated January 15, 2024.
10.2	Letter of Agreement with Yaron Garmazi, dated January 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALTURA, INC.

Date: January 16, 2024	By:	/s/ Zvi Maayan
Name: Zvi Maayan
Title: General Counsel and Corporate Secretary